EXHIBIT 99.1



                                             NEWS RELEASE

                                   Contact:  Jeffrey A. Weiss
                                             President and CEO
                                             Dollar Financial Group, Inc.
                                             (610) 296-3400 x124

                                             Donald F. Gayhardt
                                             Executive Vice President and Chief
                                             Financial Officer
                                             Dollar Financial Group, Inc.
                                             (610) 296-3400 x125
FOR IMMEDIATE RELEASE
---------------------


                 DOLLAR FINANCIAL GROUP ANNOUNCES RESIGNATION OF
                   DONALD GAYHARDT AS EXECUTIVE VICE PRESIDENT


BERWYN, PA / May 28, 1997 - Dollar Financial Group, Inc. today announced the resignation of Donald Gayhardt as Executive Vice President and Chief Financial

Officer of Dollar Financial Group, Inc. and its parent company, DFG Holdings,

Inc. The resignation will be effective June 30. The company said that Mr.

Gayhardt is leaving to pursue other business interests but will remain for a period of time as a consultant to the company. Jeff Weiss, Dollar's CEO commented, "Don has been a big part of the rapid growth that we've enjoyed over the past five years. We wish him well in his new endeavors." A search for a new

CFO is underway, the company said. Dollar Financial Group, Inc. is a consumer financial services company operating the second largest check cashing store network in the United States and the largest such network in Canada. The Company provides a diverse range of consumer financial products and services primarily consisting of check cashing, money orders, money transfers, consumer loans, bill payment and distribution of public assistance benefits.



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